UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported):     August 2, 2013

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9390	95-2698708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9330 BALBOA AVENUE, SAN DIEGO, CA	92123
(Address of principal executive offices)	(Zip Code)

(858) 571-2121
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 7, 2013, Jack in the Box Inc. (the “Company”) announced that Linda A. Lang will retire from her role as the Company’s Chief Executive Officer and principal executive officer, effective January 1, 2014. Ms. Lang who currently serves as the Company’s Chairman of the Board, will also resign from the Board of Directors (the “Board”) of the Company, effective January 1, 2014.  Ms. Lang’s retirement is not related to any disagreement between Ms. Lang and the Company regarding its operations, policies or practices.

In addition, on August 7, 2013, the Company announced that Leonard A. Comma will succeed Ms. Lang as the Company’s Chief Executive Officer and principal executive officer, effective January 1, 2014.  Mr. Comma will also be appointed to the Board and serve as Chairman of the Board, effective January 1, 2014, and retain his title as President of the Company. Mr. Comma, 43, has served as the Company’s President and Chief Operating Officer since May 2012, as its Executive Vice President and Chief Operating Officer from November 2010 to May 2012 and as its Senior Vice President and Chief Operating Officer from February 2010 to November 2010.  Mr. Comma joined the Company in 2001 as Director of Convenience Store & Fuel Operations for the Company’s proprietary chain of Quick Stuff convenience stores, which was sold in 2009. In 2004 he was promoted to Division Vice President of Quick Stuff Operations, and in 2006 he was promoted to Regional Vice President of Quick Stuff and the Company’s Southern California region. In 2007, Mr. Comma was promoted to Vice President of Operations, Division II, for Jack in the Box Inc. Mr. Comma has an MBA from Nova Southeastern University in Fort Lauderdale, Fla., and a bachelor’s degree in finance from Drexel University in Philadelphia.

On August 5, 2013, the Board approved a compensation package for Mr. Comma with respect to his anticipated employment as Chief Executive Officer, which provides for: an annual base salary of $800,000; a target annual bonus incentive under the Company’s annual cash incentive plan (“AIP”) of 100% of his base salary; and an annual perquisite of $66,500.  The base salary, AIP and perquisite levels will be effective in November 2013, in conjunction with the Company’s annual officer compensation review and adjustments. Mr. Comma will be eligible for an annual equity grant under the Company’s stock incentive plan (the “SIP”) in fiscal 2014 consistent with his new position.  During Mr. Comma’s employment with the Company, he will remain eligible to participate in the AIP, the SIP and other employee benefit and severance plans at levels consistent with his position and scope of responsibility.

There is no arrangement or understanding with any other person pursuant to which Mr. Comma was selected to serve as the Company’s principal executive officer, Chief Executive Officer and Chairman of the Board, and there are no family relationships between Mr. Comma and any director or executive officer of the Company. Additionally, there are no transactions between the Company and Mr. Comma that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Lang’s retirement and Mr. Comma’s promotion is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibit is filed as part of this report:

Exhibit
No.	Description
99.1	Press Release of Jack in the Box Inc. dated August 7, 2013: Jack in the Box Inc. Announces Upcoming Chairman and CEO Transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK IN THE BOX INC.

By:	/s/ JERRY P. REBEL
Jerry P. Rebel
Executive Vice President
Chief Financial Officer
(Principal Financial Officer)
(Duly Authorized Signatory)
Date: August 7, 2013